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                                                                Exhibit 3.17(ii)


                             ARTICLES OF AMENDMENT

                                       OF

                                  ATLAS, CORP.

     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.   The name of the corporation is Atlas, Corp.

2. The Articles of Incorporation of the corporation are hereby amended as follows:

          Article 1 is amended to read as follows:

          1.   The name of the Corporation is Fitesa North America Corporation.

3. Director and Shareholder approval of the foregoing amendment was obtained on the 30th day of September, 1994 as required by the North Carolina Business Corporation Act.

                                              ATLAS, CORP.



                                              By /s/ Sheun Ming Ling
                                                 -------------------------------
                                                 Sheun Ming Ling, President